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                                                                    EXHIBIT 10.2


                               BELL SPORTS CORP.

                        Series A Preferred Stock Option

     Stock Option (the "Option") granted by Bell Sports Corp., a Delaware corporation (the "Company"), to Mary J. George ("George") dated as of August 17th, 1998.

1.   Grant of Option.
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     This certificate evidences the grant by the Company on August 17th, 1998 to
George of an option to purchase, in whole or in part, on the terms herein provided, a total of 20,511 shares of Series A Preferred Stock, $.01 par value (the "Series A Preferred Stock"), of the Company (the "Shares") at $36.15 per Share. The final exercise date of this Option is August 27, 2006. It is intended that the Option evidenced by this certificate shall be a non-statutory option.

2.   Exercise of Option.
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     Each election to exercise this Option shall be in writing, signed by George or George's executor or administrator or the person or persons to whom this Option is transferred by will or the applicable laws of descent and distribution (the "Legal Representative"), and received by the Company at its principal office, accompanied by this certificate, and payment in full, unless exercised under Section 3 below. The purchase price may be paid by delivery of cash, certified check, bank draft, money order or stock of the Company, or by delivery of cash, certified check, bank draft, money order or stock of the Company, or by delivery of any combination of the foregoing. In the event that this Option is exercised by the Legal Representative, the Company shall be under no obligation to deliver Shares hereunder unless and until the Company is satisfied as to the authority of the person or persons exercising this Option.

3.   Net Issue Exercise.
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     In lieu of exercising this Option under Section 2 above, George may elect at any time to receive shares of Series A Preferred Stock equal to the value of this Option (or the portion thereof being canceled) by surrender of this Option at the principal office of the Company together with notice of such election in which event the Company shall issue to the holder hereof a number of shares of the Series A Preferred Stock computed using the following formula:

                                    X = Y (A-B)
                                        -------
                                           A
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Where X = The number of shares of Series A Preferred Stock to be issued to
          George.

      Y = The number of shares of Series A Preferred Stock purchasable under this Option.

      A = The fair market value of one share of the Company's Series A Preferred
          Stock.

      B = Exercise Price (as adjusted to the date of such calculations.).

      For purposes of this Section 3, the fair market value of the Series A Preferred Stock shall mean the average of the closing bid and asked prices of the Series A Preferred Stock quoted in the over-the-counter market summary or the closing price quoted on any exchange on which the Series A Preferred Stock is listed, whichever is applicable, as published in the Eastern Edition of The
                                                                           ---
Wall Street Journal for the ten trading days prior to the date of determination
-------------------
of fair market value. If the Series A Preferred Stock is not traded over-the-counter or on an exchange, the fair market value shall be determined in good faith by the Board of Directors of the Company.

4.    Application of Shareholders Agreement and Employment Agreement.
      --------------------------------------------------------------

      If at the time this Option is exercised pursuant to Section 2 or Section 3 above, the Company or any successor in interest is a party to a Shareholders Agreement among the Company, George and other shareholders dated as of August 17, 1998 (the "Shareholders Agreement") or any successor agreement restricting the transfer of any outstanding shares of its Series A Preferred Stock, this Option may be exercised only if the Shares so acquired are made subject to the transfer restrictions set forth in that Shareholders Agreement or successor agreement (or if more than one agreement is then in effect, the agreement specified by the Board of Directors of the Company). Furthermore, this Option and the Shares acquired upon exercise are subject to the restrictions of Section 5 of the Amended and Restated Employment Agreement among George, the Company and Bell Sports, Inc., a California corporation, dated as of February 17, 1998, as amended, or any comparable provision of any successor agreement among the parties thereto.

5.    Withholding.
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      No Shares will be transferred pursuant to the exercise of this Option unless and until the person exercising this Option remits to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements, or makes other arrangements satisfactory to the Company with regard to such taxes.

6.    Nontransferability of Option.
      ----------------------------

                                      -2-
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     This Option is not transferable by George other than by will or the laws of descent and distribution, and is exercisable during George's lifetime only by George.

7.   GOVERNING LAW. This Option may be amended by the Board of Directors of the
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     Company with the consent of George.

8.   AMENDMENT. This option shall be governed by, and construed in accordance
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     with, the laws (other than the conflict of laws rules) of the State of
     Delaware.


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     IN WITNESS WHEREOF, the Company has caused to be executed under its corporate seal by its duly authorized officer. This Option shall take effect as a sealed instrument.

                                        BELL SPORTS CORP.

                                        By /s/ LINDA K. BOUNDS
                                           ---------------------------------
                                           Name:   Linda K. Bounds
                                           Title:  Chief Financial Officer,
                                                   Secretary and Treasurer

Dated: August 17, 1998
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